Registration No. _______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUADRA PROJECTS INC. (Name of small business issuer in its charter)

Nevada	2833
(State or jurisdiction of incorporation	(Primary Standard Industrial Classification Code	(I.R.S. Employer Identification
or organization)	Number)	Number)

#200-245 East Liberty Street, Reno, Nevada, 89501, USA
(Address and telephone number of principal executive offices)

Magnum Group International Inc.
67 Wall Street, 22nd Floor, New York, NY, 10005-3198, USA
Tel: 1-888-597-8899 Fax: 1-212-943-2300
(Name, address and telephone number of agent for service)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-
accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	[ ]		Accelerated filer [ ]
Non-accelerated filed	[ ]		Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	1,250,000	$0.008	$ 10,000	$ 0.31

(1)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the deemed price shares were issued to our shareholders in a Regulation S offering. The price of $ 0.008 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The information in this preliminary prospectus (“Prospectus”) is not complete and may be changed. We may not sell these securities nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated ______________, 2008

PROSPECTUS

QUADRA PROJECTS INC.

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus. The Selling Shareholders are offering:

1,250,000 shares of common stock

The shares were acquired by the Selling Shareholders directly from us in a private offering that was exempt from registration under the United States securities laws.

Our common stock is presently not traded on any market or securities exchange and, as a result, shareholders may not be able to liquidate their shareholdings. It is our intention to have a market maker apply for quotation of our common stock on the Over the Counter Bulletin Board following the effectiveness of this registration statement. The 1,250,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $ 0.008 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Selling Shareholders or any one of them may be deemed to be an underwriter under the U.S. federal Securities Act of 1933.

We will not receive any proceeds from any sales made by the selling stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION TITLED "RISK FACTORS" ON PAGE 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

**************

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

**************

Dealer Prospectus Delivery Obligation

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements, and notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and notes to the financial statements before making an investment in Quadra Projects Inc.

About us

We, Quadra Projects Inc. (the “Company”), are a distributor of an electronic non invasive acupuncture pen (the “Pen”) as an alternative to traditional needles used during acupuncture treatments. We have a distribution agreement which entitles us to market and sell the Pen on an exclusive basis throughout Asia (with the exception of China), Middle East and the Caribbean (collectively referred to as the “Region”). We obtained our distribution rights through United Overseas Products Pty., Ltd, (“United”) a Belize incorporated company based in Taiwan. We entered into this distribution agreement on November 30, 2007 for a period of 10 years and have ancillary rights to the patent held in China through United.

There are no terms which determine whether the distribution agreement will or will not be renewed; however, the distribution agreement may be terminated at any time if either party commits a material breach of this Agreement and fails to correct such default within 30 days from mailing of a notice to do so by the other party, or both parties consent in writing to have the agreement terminated.

Our operations are based in Kaohsiung, Taiwan. We commenced operations in June, 2007.

The market in which we operate

The market we operate in is highly competitive with numerous online health oriented websites offer similar non invasive pens. Our competition also consists of traditional methods of acupuncture offered by various practitioners in the Region.

Our revenues will be solely generated by sales of appointed sub distributors of which we have not appointed any thus far. We intend on creating a website to generate internet sales in the next 6 months.

The offering

The offering consists of an aggregate of 1,250,000 shares of our common stock at a price of $ 0.008 per share. The shares offered are held by the minority shareholders (the “Selling Shareholders”). Currently, our sole officer and director, being our President, beneficially own 59% of our issued and outstanding shares. Our President is our largest shareholder. All other shareholders own less than 10% of our outstanding shares. Our President will exercise control over matters requiring stockholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company.

Our shares are currently not traded on any market or exchange and as a result may be illiquid until we are quoted on an exchange.

History and results of operations

We have been the distributor of the Pen since we entered into the Distribution Agreement with United on September 30, 2007, at which time we were appointed exclusive distributors in Asia (with the exception of China), Middle East and the Caribbean.

As an added incentive to enter into the Distribution Agreement with United, we obtained sample inventory of a dozen Pens at no charge for the purposes of conducting market research and outsourcing target markets and appointment of sub-distributors.

We intend on establishing a local network of sub distributors wherein we are able to monitor the performance of each sub distributor. We intend on establishing a branch office or with appointed sales managers to oversee operations in each new location which we appoint sub distributors.

We expect initial sales to be generated mostly in Asia and the Caribbean through appointment of sub distributors and internet sales. To date, we have not generated sales in any other location nor have marketed the Pen in any other location. We also have not made any sales to date.

We estimate our cash requirements for the next 12 months will be approximately $11,000, which we will require to cover our working capital needs. We currently are able to sustain our working capital needs through profits we generate and shareholders loans as needed.

Our principal business office is located at the 14th floor, No. 68 Yucheng Road, Sanmin District, Kaohsiung City, 807, Taiwan. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

THE OFFERING

This prospectus covers up to 1,250,000 shares of our common stock to be sold by the Selling Shareholders identified in this prospectus.

Shares offered by the Selling Shareholders:	1,250,000 shares of common stock, $0.001 par
value per share

Offering price:	$ 0.008 per share

Common stock outstanding as of March 17,	3,050,000 shares
2008:

Common stock outstanding assuming the	3,050,000 shares
maximum number of shares are sold pursuant
to this offering:

Number of shares owned by the Selling	0 shares. (1)
Shareholder after the offering:

Use of proceeds:	We will not receive any of the proceeds of the
shares offered by the Selling Shareholders.

Dividend policy:	We currently intend to retain any future earnings to
fund the development and growth of our business.
Therefore, we do not anticipate paying cash
dividends. See “Dividend Policy.”

OTC/BB symbol	Not applicable

(1)	This number assumes that each Selling Shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. The Selling Shareholders are not required to sell their shares. See “Plan of Distribution.”

RISK FACTORS

All parties and individuals reviewing this Form S-1 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. The likelihood of our success must be considered in light of the problems and expenses that are frequently encountered in connection with operations in the competitive environment in which we will be operating.

***You should read the following risk factors carefully before purchasing our common stock. *** RISKS RELATING TO OUR BUSINESS

We have a limited operating history upon which an evaluation of our prospects can be made. For that reason, it would be difficult for a potential investor to judge our prospects for success.

We were organized and commenced operations in June 2007. We have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will continue to generate profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems in connection with the methods of product distribution that we implement. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We are competing against well established sellers of alternative treatment supplies in a unique manner.

Traditional acupuncture treatments are performed by ethnic Chinese practitioners using traditional needles in their treatments. As the Pen is a relatively new product, entry into this market can be difficult. We cannot be sure that we will be able to significantly capture market share from traditional practitioners or that the use of the Pen will be acceptable to consumers.

We may not be able to compete effectively against our competitors, which could force us to curtail or cease business operations.

Many of our competitors have significantly greater name recognition, financial resources and larger distribution channels. In addition, our industry is characterized by low barriers to entity, which means we may face more competitors in the future. If we are not able to compete effectively against our competitors, we will be forced to curtail or cease our business operations. Our market share in the herbal medicine and alternative treatment industry is very small at this time.

There are no conclusive studies regarding the medical benefits using the Pen

Although we believe our product to be safe when administered by a certified acupuncturist, there is little research which indicates that the use of the Pen is equally as effective as the use of traditional needles for acupuncture treatments. In addition, we are highly dependent upon consumers' perception of the safety and quality of our product as well as similar products distributed by other companies, we could be adversely affected in the event our product or any similar products distributed by other companies should prove or be asserted to be harmful to consumers. In addition, because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from consumers' failure to administer our product by a certified acupuncturist as we suggest or other misuse or abuse of our product or any similar products distributed by other companies could force us to curtail or cease operations.

We may face product liability for the product we sell.

We may become liable for any damage caused by our products when used in the manner intended. Any such claim of liability, whether meritorious or not, could be time-consuming and result in costly litigation. Our insurance may not cover potential claims of the types described above or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could harm our business.

Our product is subject to obsolescence, which could reduce our sales significantly

The introduction by us or our competitors of new acupuncture treatments by use of alternative methods offering increased functionality or enhanced results may render our existing product obsolete and unmarketable. Therefore, our ability to successfully introduce new products into the market on a timely basis and achieve acceptable levels of sales has and will continue to be a significant factor in our ability to grow and remain competitive and profitable. Although we seek to introduce additional products, the success of new products is subject to a number of conditions, including customer acceptance. There can be no assurance that our efforts to develop innovative new products will be successful or that customers will accept new products.

Adverse publicity with respect to alternative acupuncture methods and related products may force us to curtail or cease our business operations

In the future, scientific research and/or publicity may not be favorable to our product market, or may be inconsistent with any earlier favorable research or publicity. Future reports of research that are unfavorable to herbal medicine products could force us to curtail or cease our business operations. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse effect on our operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products as directed. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products. Any such occurrence could have a negative effect on our operations and force us to curtail or cease our business operations.

We have no manufacturing capabilities and we are dependent upon United appointed manufacturers to manufacture our products.

We have no manufacturing facilities and have no present intention to manufacture our product. We are dependent upon our relationship with United and its appointed manufacturer, a non-related party, to manufacture and supply our products. Pursuant to the agreement with United, we are not required to purchase any set amounts of its manufactured products. Competitors who do own their own manufacturing may have an advantage over us with respect to pricing, availability of product and in other areas through their control of the manufacturing process. As a result, our ability to deliver our products to our users may be adversely affected by the failure of this third party to reliably provide our products.

Because we have no proprietary rights, others can provide products substantially equivalent to ours.

We hold no patents or trademarks. We believe that most of the technology used by us in the design and implementation of our product may be known and available to others. Consequently, others may be able to formulate products equivalent to ours. We rely on confidentiality agreements and trade secret laws to protect our confidential information. In addition, we restrict access to confidential information on a "need to know" basis. However, there can be no assurance that we will be able to maintain the confidentiality of our proprietary information.

We are dependent on the services of our President and the loss of his services could have a material adverse effect on our ability to carry on business.

We are substantially dependent upon the efforts and skills of our President, Mr. Yuh Hsin Liu. We do not have employment contracts with Mr. Liu and thus he has no obligation to fulfill his capacities as executive officer for any specified period of time. The loss of the services of Mr. Liu will have a material effect on our business.

Our shareholders may not be able to enforce U.S. civil liabilities claims.

Our assets are located outside the United States and our current operations are conducted in Taiwan. All of our shareholders are located outside the United States. As a result, it may be difficult to effect service of process within the United States upon this person. In addition, a shareholder should not assume that the courts in any other country (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or other laws of the United States.

If we do not receive shareholder loans we may be unable to continue meeting our minimum funding requirements.

As of November 30, 2007 we have a working capital of $ 9,913. We will require shareholder loans to meet our working capital needs; however, we have no formalized agreements with shareholders guaranteeing that certain amounts of funds will be available to us. We may exhaust this source of funding at any time, which would cause us to cease operations.

RISKS RELATING TO THE OFFERING

There is no public market for our common stock and therefore the stock you purchase may be illiquid for an indefinite period of time.

There is no public market for the common stock. Although we intend to retain a market maker in order to apply for quotation of our common stock on the OTC Bulletin Board, there can be no assurance that, even if our common stock is approved for quotation, an active trading market for our common stock will develop or be sustained.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Our stock is substantially controlled by one shareholder for the foreseeable future and as a result, that shareholder will be able to control our overall direction.

Our President owns 59% of our outstanding shares. As a result, he will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company. See "Principal Stockholders."

The offering price of $ 0.008 per share is arbitrarily determined and bears no relation to market value. The market value may be lower than $ 0.008 per share.

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering, whereby we received $ 10,000 for consideration of 1,250,000 of our commons stock.

FORWARD LOOKING STATEMENTS

This Form S-1 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning. Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Form S-1. We urge you to be cautious of these forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The common shares offered are being registered for the Selling Shareholders as specified herein. The Selling Shareholders will receive all proceeds from the sale of common stock.

DETERMINATION OF OFFERING PRICE

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering in September 2007 wherein we received $ 10,000 in consideration of 1,250,000 shares of our common stock from 29 investors.

The offering price of $ 0.008 is not based upon our net worth, earnings, total asset value or any other objective measure of value based upon accounting measurements. Should a market for our securities, the market price may be less than the offering price.

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The Selling Shareholders below are offering 1,250,000 shares of common stock offered through this prospectus. We entered into Share Subscription Agreements in September 2007 wherein 1,250,000 shares were acquired by 29 shareholders. These shares were subsequently issued for consideration of $ 10,000.

These offerings were made pursuant to the exemption from registration provided by Regulation S under the Securities Act of 1933. Accordingly, our selling stockholders are not U.S. persons and for offerings made to such persons, no sales efforts were conducted in the U.S. Please refer to Exhibit 10.1 – Standard Share Subscription Agreement. All of the 29 shareholders entered into a Share Subscription Agreement with their respective share capital amounts and amounts paid for the shares.

On June 30, 2007, 1,800,000 shares were issued to our President for consideration of incorporation costs and other related costs amounting to approximately $ 1,800. These shares were exempt from registration under Regulation S of the Securities Act as they were made to non US residents.

The following table provides as of March 17, 2008 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering (1)

First	Last	# Shares	Percent (2)		# Shares	Percent (2)
Sharon	Alexander	25,000	<1%	25,000	-	-
Veronica	Bowley	15,000	<1%	15,000	-	-
Candace	Bravo	10,000	<1%	10,000	-	-
Michael	Bravo	10,000	<1%	10,000	-	-
Natalie	Bravo	10,000	<1%	10,000	-	-
Steven	Bravo	10,000	<1%	10,000
Loris	Clarke	80,000	3%	80,000	-	-
Dennis	Dalley	60,000	2%	60,000	-	-
Andrew	Dawkins	10,000	<1%	10,000	-	-
Dudley	Delapenha	150,000	5%	150,000	-	-
Robert	Delapenha	150,000	5%	150,000	-	-
Rosemary	Diedrick	150,000	5%	150,000	-	-
David	Fernadez	10,000	<1%	10,000	-	-
Carl	Grant	10,000	<1%	10,000	-	-
Graham	Jervis	10,000	<1%	10,000	-	-
Shirley	Lloyd	10,000	<1%	10,000	-	-
RoseMarie	McDonald	70,000	2%	70,000	-	-
Karl	McDonald	70,000	2%	70,000	-	-
Carole	McLean	30,000	1%	30,000	-	-
Carla	Newsam	60,000	2%	60,000	-	-
Sandra	Phillipps	10,000	<1%	10,000	-	-
Corlo	Portillo	10,000	<1%	10,000	-	-
Melrose	Rose	10,000	<1%	10,000	-	-
Locksley	Samuels	40,000	1%	40,000	-	-

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering (1)

First	Last	# Shares	Percent (2)		# Shares	Percent (2)
Patricia	Samuels	40,000	1%	40,000	-	-
Rupert	Samuels	40,000	1%	40,000
Youlander	Stewart	60,000	2%	60,000
Jacqueline	Smith	60,000	2%	60,000
Thomas	Smith	30,000	1%	30,000

Total		1,250,000	41%	1,250,000	-	-

(1)	This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

(2)	The percentage is based on 3,050,000 common shares outstanding as of March 17, 2008.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that the Selling Shareholders do not purchase additional shares of common stock, and assumes that all shares offered are sold. It is possible that the Selling Shareholders may not sell all of the securities being offered.

None of the Selling Shareholders has had a material relationship with us, other than as a stockholder at any time within the past three years; or has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the Selling Shareholders. The 1,250,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $ 0.008 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Please note that these shares may be illiquid as these shares are not traded on a market or exchange.

To be quoted on the OTC Bulletin Board, we must engage a market maker to file an application for a trading symbol on our behalf with the National Association of Securities Dealers. The market maker will create a market for our shares to be traded on the open market. This process usually takes between three to six months; however, it can be prolonged depending on circumstances.

Once our stock is quoted on the OTC Bulletin Board shareholders will have a market in which to liquidate their shareholdings as desired.

The Selling Shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;

2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;

4.	in short sales; or

5.	in any combination of these methods of distribution.

The sales price to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the Selling Shareholders determine from time to time.

The Selling Shareholders are required to sell our shares at $ 0.008 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with Rule 144 of the Securities Act. In general, under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the Company's common stock then outstanding; or

2.	the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

The Selling Shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the Selling Shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The Selling Shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the Selling Shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the Selling Shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the Selling Shareholders.

If any Selling Shareholder enters into an agreement, after effectiveness, to sell their shares to a broker-dealer as principal and the broker-deal is acting as an underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution, revising the disclosure in the registration statement and filing the agreement as an exhibit. Prior to such involvement, a broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

We are bearing all costs relating to the registration of the common stock. We estimate that the expenses of the offering to be paid by us on behalf of the Selling Shareholders is $ 20,000.31. If applicable, the Selling Shareholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “SEC”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

·	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

·	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

·	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

·	contains a toll-free telephone number for inquiries on disciplinary actions;

·	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

·	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

·	with bid and offer quotations for the penny stock;

·	the compensation of the broker-dealer and its salesperson in the transaction;

·	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

·	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our sole officer, director or beneficial owners are involved with respect to our operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the name of our sole officer and director, his present position, age and biographical information within the last 5 years. Also provided is a brief description of the business experience of our sole director and executive officer and significant employee during the past five years and an indication of directorships held by such director in other companies subject to the reporting requirements of the Securities Exchange Act.

Name	Age	Position	Period Serving	Term (1)

Yuh Hsin Liu	61	President, CEO, CAO,	June 7, 2007 – June 6,	1 year
		CFO, Director, Secretary	2008

(1)	Directors hold office until the next annual stockholders’ meeting or until a successor or successors are elected and appointed.

Yuh Hsin Liu was appointed our President, CEO, CAO, CFO and Secretary on June 7, 2007 and is responsible for implementing our investment projects, financial budgets and forecasts, overseeing research and development and human resources and marketing.

Mr. Liu is also responsible for our overall direction and various initiatives as needed from time to time in maintaining our company, and overseeing our marketing and public relations efforts in maintaining current customers and attracting new customers.

Mr. Liu is a graduate of Keelung University in Taiwan with a major in political science in 1978. He also obtained a Bachelors of Business Administration from Simon Fraser University in British Columbia, Canada in 1984.

From 1998 to 2006, Mr. Liu was involved in launching and marketing various products into the market. Some of the major projects Mr. Liu was involved in were:

  Dynamic Sewage valve – a European invention of a proprietary sewage value able to separate and dissolve anaerobic bacteria, eradicating odours in the process of separating toxic and non toxic waste.
  Unicurve valve project - Technology originally from Taiwan, the product consists of a valve that can be easily installed in the carburetor of a car, and will assist in the reduction of fuel consumption between 15% to 25%.

Significant Employees:

Our only significant employee is our President, who provides a significant contribution to our business.

Family Relationships:

As we have only one director and executive officer, there are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer.

Involvement in Certain Legal Proceedings:

Our sole director, executive officer and control person has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time. We expect to establish this committee within the next 12 months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 17, 2008 certain information regarding the beneficial ownership of our common stock by:

1.	each person who is known by us to be the beneficial owner of more than 5% of the common stock, and

2.	our sole director and executive officer, and

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

As of March 17, 2008, 3,050,000 shares with a par value of $0.001 per share were issued and outstanding. We are authorized to issue 71,250,000 shares with a par value of $0.001 per share.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	% Class(1)
Officers and Directors:
	Yuh Hsin Liu
	14th Floor, No. 68 Yucheng
Common Stock	Road, Sanmin District,	1,800,000	59%
	Kaohsiung City, 807, Taiwan

Officers and Directors as a		1,800,000	59%
Group

(1) Based on 3,050,000 shares outstanding as of March 17, 2008.

DESCRIPTION OF SECURITIES

The securities being registered are 1,250,000 shares of common stock with a par value of $0.001 per share. Pursuant to our articles of incorporation, the total authorized capital is 71,250,000 shares of common stock with a par value of $0.001 per share, of which 3,050,000 shares are issued to 30 shareholders as of March 17, 2008. This public offering consists solely of 1,250,000 shares of common stock being resold by the Selling Shareholders at a price of $ 0.008 per share; therefore, this offering will not affect the total number of shares of common stock issued and outstanding.

All of our authorized shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available. However, our present intention is not to pay any cash dividends to holders of shares but to reinvest earnings, if any. In the event of our liquidation, dissolution or winding up the holders of shares are entitled to share pro-rata in all assets remaining after payment of liabilities.

Our shares have no pre-emptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares.

Our articles and by-laws do not contain any provisions that would delay, defer or prevent our change in control.

Dividend Policy:

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Should we declare a dividend in the future, such dividend will be paid to shareholders on a pro rata basis in accordance with their shareholdings at such time.

Share Purchase Warrants:

We have not issued and do not have outstanding any warrants to purchase our shares

Options:

We have not issued and do not have outstanding any options to purchase our shares.

Convertible Securities:

We have not issued and do not have outstanding any securities convertible into shares or any rights convertible or exchangeable into shares.

Changes in Control:

There are no arrangements which may result in a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Accounting Matters

Our financial statements as of November 30, 2007 appearing in this prospectus and registration statement have been audited by Robert G. Jeffrey, CPA, an independent auditor, as set forth in his report thereon, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of the shares offered hereby will be passed upon for us by Douglas Livesey of Lonsdale Avenue Law Centre, a law firm located in Vancouver, British Columbia.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

ORGANIZATION WITHIN LAST FIVE YEARS

Business Development

The Company was incorporated in the State of Nevada on June 7, 2007, for the purpose of distributing the Pen in the Region.

On June 30, 2007, we issued 1,800,000 shares for incorporation and related costs valued at $ 1,800. Prior to this share issuance, we had no business activities, assets, liabilities, or equity.

On November 30, 2007, we entered into a distribution agreement with United, with its corporate office in Taiwan, pursuant to which we were granted the distribution rights to distribute the Pen to general public users and also acupuncturists. The agreement entitles us to market and sell the Pen on an exclusive basis in Asia (with the exception of China), Middle East and the Caribbean for a term of 10 years with automatic successive renewals of five-year periods.

There are no terms which determine whether the distribution agreement will or will not be renewed; however; the distribution agreement may be terminated if at any time either party commits a material breach of this Agreement and fails to correct such default within 90 days from mailing of a notice to do so by the other party, or both parties consent in writing to have the agreement terminated. Please refer to Exhibit 10.2.

On January 31, 2008, the Company entered into an exclusive sub distribution agreement with Body Language Ltd. (“BLL”), a Jamaican company for exclusive distribution in the Caribbean. Under the terms of the agreement, BLL must fulfill a minimum order quota of 20,000 units of the Pen by December 31, 2008 and 100,000 units by December 31, 2009. Any order quota falling short of these requirements shall deem the agreement to be non exclusive and the Company may appoint other sub distributors in Jamaica. To date we have not generated any sales from BLL. Please refer to Exhibit 10.3.

For the period June 7, 2007 (commencement of operations) to the year ended November 30, 2007, we did not generate any revenues.

DESCRIPTION OF BUSINESS

Principal Products, Services and Their Markets

We are the distributor of an acupuncture Pen which is a non invasive instruments use in lieu of traditional acupuncture needles. We obtained the license and ancillary rights to the patent held in China for the Pen from our master distributor, United.

This Pen was developed by Shenzhen Mechatronic Technologies Co. which is located in Shenzhen in the People’s Republic of China.

Acupuncture is a very popular treatment for all forms of ailments in China and there is a growing demand in China and in North America in such treatments for aiding in the rehabilitation process of many long-term illnesses such as victims of strokes and other causes of limitations of motor skills among ailing and recovering patients.

Use of the Pen

The Pen is designed to compliment and enhance the practice of traditional Chinese acupuncture. Its ease of use is supported by simple instructions allowing patients to use this alternative treatment without the risk of any side effects. The Pens may be used in institutions, or at home, following the prescribed guidelines, for equally effective results. The pen assembly consists of the operating mechanism inside the body of the pen, which is made from piezoelectric ceramics, which produces the electrical pulse through an electrical circuit. The Acupuncture Pen is currently in use at one of the larger hospitals in Beijing.

The unit does not require an external source of power. Use of the Pen is considered an extension of the centuries old Asian practice of acupuncture which uses needles to penetrate skin surfaces in order to stimulate nerves and muscles in the human body. This proven healing therapy has survived in spite of significant advances in medical technology. Acupuncture is still a widely accepted practice in many developed countries. The importance of the Pen will be its ease of use and availability. Simply place the point of the pen in the affected area and press the button on the top of the pen and an electrical pulse is sent through the skin. Research has shown that the immune system will respond favorably when stimulated by the bioelectricity produced by the Pen. This stimulation of the immune system could serve to promote strong defences against viruses and/or other germs which are constant threats to our health and wellbeing.

Success with any program will largely depend on how effectively the program is communicated to the target market. In addition, other important factors are:

  Cost;
  Length of time it will take to complete the program;
  Degree of difficulty to complete the program and;
  Expected results vs. actual results.

Cost

The suggested retail price of the Pen is $17. Typically an average acupuncture treatment can vary from $ 50 per session to $ 100 per session. Depending on the ailment, acupuncture treatments should be performed in numerous sessions before the desired result is achieved. The general public market may view the self treatment of the Pen to be of a more economical method of treatment.

Length of time

The length of time required to achieve desired results depends on the ailment treated and the severity.

Degree of difficulty

The Pen is easy to use and with diagrams which depict clearly which points of the body to treat, the degree of difficulty is considered to be low.

Results

The amount of treatments required before results achieved depends largely on the ailment and the severity.

Research and Development

Research and development of acupuncture treatments over the years has determined that such treatments are an effective, safe form of alternative treatments. Today it is a type of treatment which is commonly offered in most extended health care benefit plans as with other treatments such as massage therapy.

Research and Development efforts on part of the developer have shown that the use of the Pen is equally effective in acupuncture treatment compared to using traditional needles.

Target Markets

Our target markets are as follows:

·	Certified acupuncture practitioners

·	Patients receiving acupuncture treatments

·	Patients seeking alternative treatments

Marketing Strategy

We will embark on an extensive advertising campaign designed to create awareness. Media advertising will include Trade Journals. In addition we will use direct mail advertising and establish direct contact with consumers through Trade Shows and other exhibition opportunities. We will engage Sub Distributors who will be our link to the trade and the end user. The main focus will be our commitment to supplying a quality product at an affordable price.

Any defective Pen will be replaced at no cost to the consumer.

Internet sales:

We intend to market our website through online community websites and by advertising in health trade magazines. The more traffic our website receives, the higher our website is placed in rankings on various search engines.

We are in the process of preparing promotional materials and we expect to launch the marketing of our website within the next 2 months.

Sub Distributors:

Efforts are underway to market the product in Asia and the Middle East through the appointment of sub-distributors. We are currently in negotiations with interested parties; however, we have not yet finalized any distribution agreements in these areas. Our only sub distributor is BLL.

Our efforts to appoint sub distributors consist of contacting health supplement suppliers or companies in the business of importing/exporting. We do not have any history of contacts in these industries and all our marketing efforts in securing potential sub distributors will be obtained through our own market research through the internet, trade magazines, and attendance at trade shows.

Distribution Methods and Installation

Distribution

Our methods of distribution consist of third party couriers for delivery of the Pen worldwide. We may engage the services of transportation brokers for large quantities of inventory, should the need arise.

New Products

We are not developing nor do we intend to distribute any other products in the foreseeable future.

Competition

The alternative health products market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

Our competitors can be divided into several groups including:

·	the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

·	online retailers of pharmaceutical and other health-related product that also carry vitamins, supplements, minerals and alternative health products;

·	independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

·	mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

·	direct sales organizations, retail drugstore chains, health food store merchants, mass-market retail chains and various manufactures of alternative health products.

Many of our potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we have. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than we do. Increased competition may result in reduced operating margins and loss of market share.

We believe that the principal competitive factors in our market are:

·	ability to attract and retain customers;

·	breadth of product selection;

·	product pricing;

·	ability to customize products and labelling; and

·	quality and responsiveness of customer service.

We believe that we can compete favorably on these factors, with the exception of product selection. However, we will have no control over how successful our competitors are in addressing these factors. In addition, with little difficulty, our competitors can duplicate many of the products or services we offer.

We believe that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

·	Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

·	Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

·	Lack of customer loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate higher prices.

As a result of the foregoing limitations, we believe there is significant unmet demand for an alternative shopping channel that can provide consumers with our type of product and a convenient and private shopping experience.

Availability of Raw Materials

Inventory

As of November 30, 2007, we had in stock 12 Pens as part of the free sample inventory we obtained from United to test the marketability of the Pen.

United is an importer/exporter of various health food products and supplies from China into North America. To date, we are the only appointed distributor of the Pen. United does not manufacture any products. As of March 17, 2008, United has approximately 100,000 Pens on hand available for shipping. United has advised that they will adjust their levels of inventory accordingly to meet the increased demand.

United is able to obtain its supply of Pens within 5 working days and will keep at a minimum, 10,000 Pens on hand at any time. We believe that this amount is sufficient in meeting our needs at this time. However once our sales have increased, we will make arrangements with United to ensure that their minimum inventory be increased accordingly.

We will not store any Pens with the exception of the sample we received from United. We will only order the Pens from United upon placement of an order by a sub distributor.

The minimum quantity of orders that must be placed by our BLL is 20,000 Pens by December 31, 2008 and 100,000 Pens by December 31, 2009.

We cannot estimate at this time the frequency of our placement of orders as we have not established trends or possible seasonal aspects which may affect our sub distributor’s business and the resultant increase or lag in number of orders placed with us.

Orders and Payment

Orders with United will be placed through emailing the purchase order form. The 30 day delivery is counted from the date of receipt of the email.

Payment is due on the delivery date by wire transfer, credit card, bank draft, or money order.

We have extended the same terms to our sub distributor.

Delivery

Pursuant to the terms of the Distribution Agreement, we must allow 30 days for delivery of inventory from United. We are responsible for shipping costs, unless an order is delivered more than 60 days after placing an order, in which case United will be liable for delivery costs.

Orders will be sent by courier and to date there have been no significant delays in deliver. The likelihood of delays caused by the courier company is low as all deliveries are tracked and accounted for at each delivery point in transit to the final destination.

In the event that there are delays longer than 30 days from the expected receipt date, we will halt sales until we have received the Pens. In this event, United will be responsible for delivery costs in this situation.

Sub distributors are responsible for making arrangements for picking up their orders from our office in Nevada.

Storage

The Pen should be stored at room temperature, avoiding direct exposure to sunlight. Extremes temperature should be avoided as this could compromise the efficacy of the product. The Pen is packaged in a plastic cover and sealed with foil.

Our inventory is stored at our Taiwan office under the proper conditions as specified above.

Returns and Refunds

United does not offer refund of product under any circumstances including excess inventory carried at any time. We also do not offer refunds to our sub distributors under any circumstances. United will replace inventory damaged in transit at its discretion and will replace all Pens with defective packaging. We will extend the same return policy on all our sales.

Patents, Trademarks and Labour Contracts

Patents

We do not carry a patent for the Pen. The Pen is patented in China by the inventor with a life of 10 years. There are no other patents held in any other country. Our agreement with United does not grant us a license to the patent rights in China. We may request United to patent the Pen in other countries in the Region however we will be responsible for patent application costs and related legal fees.

In China the cost of obtaining a patent outweigh the benefits as copyright infringement laws in PRC are relatively new and enforcement to our knowledge is rare.

Since PRC joined the World Trade Organization, the Trademark Law was amended in 2001 and Implementing Rules in late 2002, and amended its copyright law.

Enforcement of copyright infringement in PRC has also been addressed, including recent changes that stiffened penalties for patent, trademark or copyright infringement, and the use of preliminary injunctions, and added criminal liability as an available remedy to trademark infringement.

Trademarks

We do not have any trademarks on our trade name or logo.

Labour Contracts

We do not have any labour contracts as we do not have any employees other than our President, Mr. Liu.

Government Regulation

To the best of management’s knowledge, there are no regulations in the Region affecting the processing, formulation, manufacturing, packaging, labeling, advertising and distribution of Pen or subject to regulation by any federal agencies.

We cannot determine what effect additional domestic or international governmental legislation, regulations or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, impose additional record keeping or require expanded documentation of the properties of certain products, expanded or different labeling, or scientific substantiation.

There are various laws enacted in the Region which govern the professional conduct of acupuncture practitioners using single use pre sterilized disposable solid needles. However the use of the Pen does not involve puncturing the surface of the skin and therefore we are not subject to the various codes of safe practices and procedures.

Regulation of the Internet

In general, existing laws and regulations apply to transactions and other activity on the internet; however, the precise applicability of these laws and regulations to the internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the internet and, as a result, do not contemplate or address the unique issues of the internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the internet. Additionally, due to the increasing use of the internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the internet may impair the growth of internet use and result in a decline in our sales.

A number of legislative proposals have been made by foreign governments, that would impose additional taxes on the sale of goods and services over the internet, and certain states have taken measures to tax internet-related activities. Such legislation or other attempts at regulating commerce over the internet may substantially impair the growth of commerce on the internet and, as a result, adversely affect our opportunity to derive financial benefit from such activities.

Research and Development

We do not plan on engaging in any research and development costs as any efforts in this area will be initiated by United. United has not engaged in any research and development efforts during the past year.

Compliance with Environment Laws

To our knowledge, we are not subject to any environmental laws which require concern among management. We are not in violation of any environmental laws as our operations do not have an effect on the environment.

Employees (See also “Description of Property” below)

Principal Business Office & Administrative Branch Office

Our principal business office is located at the 14th floor, No. 68 Yucheng Road, Sanmin District, Kaohsiung City, 807, Taiwan. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

Reports to Security Holders Annual Reports

We intend to file annual reports to security holders and the United States SEC on Form 10-K in accordance with the provisions of Section 12 of the Securities Exchange Act. Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. However, the purpose of this registration statement is to become a fully reporting company on a voluntary basis. Hence, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The application of GAAP involves the exercise of varying degrees of judgment. The resulting accounting estimates will not always precisely equal the related actual results. Management considers an accounting estimate to be critical if:

  assumptions are required to be made; and
  changes in estimates could have a material effect on our financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operation Background

We were incorporated and commenced operations in June 2007 for the purpose of marketing and distributing the alternative acupuncture method of using an electronic acupuncture Pen in lieu of traditional needles. We have not generated any revenues since our inception. We currently market and distribute the Pen in the Region however we have not appointed any sub distributors to date. We do not manufacture our product. All of our supplies will be purchased from a third party, United. We plan to generate revenues by sales of the Pen (1) through our website, and (2) through sub-distributors. While all of our current operations are in the US, we anticipate expanding our sales into Europe and the Caribbean over the next six to twelve months.

The following is an analysis of our operations from the commencement of our operations on June 30, 2007 to our year ended November 30, 2007. Our first year of operations was the fiscal year ended November 30, 2007.

Sales

We did not generate any sales during the year ended November 30, 2007. We currently have appointed one sub distributor, BLL and have not generated sales to date.

We do not have any minimum quotas of sales to maintain however under the terms of our agreement with BLL, a minimum quota of 20,000 Pens must be ordered by December 31, 2008 and failure to fulfill this order cause BLL to lose exclusive distribution rights.

We expect generate sales by the 2nd quarter as a result of marketing initiatives by our President. Given minim order quotas are adhered to we expect to generate and maintain sales levels of approximately $ 100,000 per year, per each sub distributor appointed.

Until we have launched a marketing plan to expose our website in various avenues such as health trade magazines, online communities specific to health/herbal products for acupuncturists, we expect all of our sales to be generated through potential sub distributors when they are appointed. Therefore we cannot estimate the percentage of sales generated through our website. We expect to have our website completed in the next 3 months.

Profit Margin

Pursuant to the terms of our contract with United, our cost per Pen is $ 3.50 per 10,000 Pens ordered.

Our sub distributors cost per Pen is $ 5.50 per 10,000 Pens ordered, a mark up of 57%. This cost will remain fixed for each sub distributor. However we may negotiate a higher cost per Pen for no minimum quotas on orders.

The suggested retail price for sub distributors is $ 17 per Pen.

Expenses

There were no costs of goods sold as we received a sample of a dozen Pens for demonstration purposes from United. This was a one time benefit and we do not expect to receive this benefit when this supply has been depleted.

Our selling and administrative expenses consist of $ 87 for bank charges a $ 150 depreciation charge on our total incorporation and related costs of $ 1800. A total of 1,800,000 shares were issued, valued at $ 0.001 per share.

We expect to incur approximately $ 11,000 over the next 12 months for audit and legal fees of $ 6000, occupancy expense of $ 2,400, telephone and office expenses of $ 1,600 and a further $ 1000 for miscellaneous and other incidental expenses.

Current trends in the industry

To the best of management’s knowledge, there are many comparable products to the Pen, targeted at the same target market. The market is highly competitive. As we have commenced operations in June 2007 and have not generated any sales to date, at this time it is difficult to assess trends in the industry which may affect the results of our operations at this time due to the lack of operating history and experience in the industry.

Liquidity and Capital Resources Working Capital Needs:

As of November 30, 2007, we had a working capital of $ 9,913. Over the next 12 months, we will require approximately $ 11,000 to sustain our working capital needs as follows:

Legal and Accounting	$ 6,000
Miscellaneous administrative and office expenses	5,000
Total	$ 11,000

Sources of Capital:

We expect our revenues generated to absorb these costs if we obtain further sub-distributors; however, if additional capital is needed, we will explore financing options such as shareholder loans. Shareholder loans will be without stated terms of repayment, with interest at the rate of 6% per annum. We will not be considering taking on any long-term or short-term debt from financial institutions in the immediate future. Shareholders loans may be granted from time to time as required to meet current working capital needs. We have no formal agreement that ensures that we will receive such loans. We may exhaust this source of funding at any time.

Cash Flows Operating Activities:

Our cash flows used by operating activities were $ 87 for fees paid for bank charges.

Financing Activities:

29 of our shareholders paid $ 10,000 for the purchase of 1,250,000 common shares or $0.008 per share. These shares were valued at par value of $ 5,000 and the remainder allocated to Capital in Excess of Par Value.

We issued 1,800,000 shares for payment of incorporation and legal costs valued at $ 1,800 or which $ 1,650 was capitalized and $ 150 was amortized during the year end.

Material Commitments

We do not have any material commitments for capital expenditures.

Seasonal Aspects

There are no seasonal aspects which would affect the results of our operations during any particular time of year.

Off Balance Sheet Arrangements We have no off balance sheet arrangements.

DESCRIPTION OF PROPERTY

Principal Business Office

Our principal business office is located at the 14th floor, No. 68 Yucheng Road, Sanmin District, Kaohsiung City, 807, Taiwan. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

The Taiwan office is approximately 150 square feet on a month to month basis at a rate of $ 300 per month.

There are currently no proposed programs for the renovation, improvement or development of the facilities that we currently use. We believe that this arrangement is suitable given the nature of our current operations, and believe that we will not need to lease additional administrative offices in the immediate future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 30, 2007, we issued 1,800,000 shares for incorporation and related costs valued at $ 1,800 to our President.

On September 20, 2007, 29 of our shareholders paid $ 10,000 to acquire 1,250,000 of our common shares at $0.008 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is no public trading market for our shares in the United States or elsewhere. We anticipate retaining a market maker in order to obtain quotation on the OTC Bulletin Board upon effectiveness of this registration statement. There can be no assurance, however, that a public market will materialize.

Stockholders of Our Common Shares

As of March 17, 2008, we had 30 registered shareholders and 3,050,000 shares outstanding.

Rule 144 Shares

A total of 1,800,000 shares are available for resale to the public after June 30, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the Company’s common stock then outstanding which, in our case, will equal 30,500 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the Company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

There are no outstanding options or warrants to purchase, or securities convertible into shares or equity compensation plans. Our issued and outstanding shares could be sold at the appropriate time pursuant to Rule 144 of the Securities Act.

Dividends

We do not anticipate that we will declare any dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares, our intention is to retain future earnings for use in our operations and the expansion of our business. We also do not have any securities authorized for issuance under equity compensation plans.

EXECUTIVE COMPENSATION

Our sole officer and director, Yuh Hsin Liu was not compensated during the period June 1, 2007 (commencement of operations) to November 30, 2007.

We presently do not have any compensation agreement with our sole officer and director. We do not pay to our sole director any compensation for such director serving on our board of directors.

Stock Option Grants

We have not granted any stock options to our sole executive officer since incorporation.

Consulting Agreements

We do not have any employment or consulting agreement with our sole officer and director and we will not pay such director any amount for acting on the Board of Directors.

ROBERT G. JEFFREY

CERTIFIED PUBLIC ACCOUNTANTS
61 BERDAN AVENUE
WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE	TEL: 973-628-0022
IN NEW YORK AND NEW JERSEY	FAX: 973-696-9002
MEMBER OF AICPA	E-MAIL: rgjcpa@optonline.net
PRIVATE COMPANIES PRACTICE SECTION
MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS
REGISTERED PUBLIC ACCOUNTING FIRM WITH
PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Quadra Projects, Inc.

We have audited the accompanying balance sheet of Quadra Projects, Inc. (A Development Stage Company) as of November 30, 2007, and the related statements of income, changes in stockholders’ equity, and cash flows for the period June 7, 2007 (Date of Inception) to November 30, 2007. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quadra Projects, Inc. (A Development Stage Company) as of November 30, 2007, and the results of its operations and cash flows for the period June 7, 2007 (Date of Inception) to November 30, 2007 in conformity with U.S. generally accepted accounting principles.

/s/Robert G. Jeffrey, Certified Public Accountants

Wayne, New Jersey March 12, 2008

-F1-

QUADRA PROJECTS, INC.
Balance Sheet
(A Development Stage Company)
November 30, 2007

ASSETS
Current Assets:

Cash	$ 9,913
Total current assets	9,913

Other Asset:
Organization expense	1,650
Total Assets	$11,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Stockholders’ Equity:
Common stock – authorized, 71,250,000 shares of $.001 par value; issued
and outstanding, 3,050,000 shares	$ 3,050
Capital in excess of par value	8,750
Accumulated deficit	(237)

Total stockholders’ equity	11,563
Total Liabilities and Stockholders’ Equity	$11,563

-F2-

The accompanying notes are an integral part of these financial statements.

     QUADRA PROJECTS, INC.
(A Development Stage Company)
Statement of Operations
For the Period June 7, 2007 (Date of Inception) to November 30, 2007

Revenue	$ -
Expenses:
Bank charges	87
Amortization of organization expense	150
Total expenses	237
Net loss	$ (237)

-F3-

The accompanying notes are an integral part of these financial statements.

     QUADRA PROJECTS, INC.
(A Development Stage Company)
Statement of Changes in Stockholders Equity
For the Period June 7, 2007 (Date of Inception) to November 30, 2007

	Common Stock		Capital in Excess	Accumulated
	Shares	Amount	of Par Value	Deficit	Total
Balance June 7, 2007	-	$ -	$ -	$ -	$ -
Shares issued for cash	1,250,000	1,250	8,750		10,000
Shares issued for services	1,800,000	1,800	-		1,800
Net loss for period				(237)	(237)
Balance November 30, 2007	3,050,000	$3,050	$8,750	$(237)	$11,563

-F4-

The accompanying notes are an integral part of these financial statements.

     QUADRA PROJECTS, INC.
(A Development Stage Company)
Statement of Cash Flows
For the Period June 7, 2007 (Date of Inception) to November 30, 2007

Cash Flows From Operating Activities
Net loss	$ (237)
Reconciliation of net loss to cash flows from operating activities:
Amortization of organization expense	150
Cash Used in Operating Activities	(87)
Cash Flows from Investing Activities	-
Cash Flows from Financing Activities:
Proceeds of sales of common stock	10,000
Net increase in cash	9,913

Cash balance, June 7, 2007	-
Cash balance, November 30, 2007	$ 9,913

 -F5-

The accompanying notes are an integral part of these financial statements.

QUADRA PROJECTS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS NOVEMBER 30, 2007

1. ORGANIZATION AND BUSINESS Organization of Company

The Company was incorporated in the State of Nevada on June 7, 2007 for the purpose of distributing health supplement services worldwide. The Company is a development stage company.

On November 30, 2007, the Company executed an agreement giving the Company an exclusive right to market an electronic acupuncture pen. The territory governed by the agreement is the countries of Asia (with the exception of China), Middle East and the Caribbean. The Pen is an innovative product which greatly enhances the functions of traditional Chinese acupuncture. The product is manufactured in Shanzhen, China. The Company plans to market this product by appointment of regional distributors.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash.

Recognition Of Revenue

Revenue is recognized when product is delivered to customers. In determining recognition, the following criteria are considered: persuasive evidence exists that there is an arrangement between buyer and seller; delivery has occurred; the sales price is fixed or determinable; and collectibility is reasonably assured.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instrument, consisting of cash, approximates its their value at November 30, 2007.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”, which requires the use of the “liability method”. Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, and of net operating loss carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

-F6-

QUADRA PROJECTS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS NOVEMBER 30, 2007

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when the advertisement occurs. The Company did not incur any advertising costs during the period of June 7 to November 30, 2007.

Net Income per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share are computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the number of weighted average shares outstanding as well as the amount of net income per share are presented for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Segment Reporting

Management will treat the operations of the Company as one segment.

Research and Development

Research costs are expenses as incurred. Development costs are also expensed unless, in the Company’s view, they meet specific criteria related to technical, market and financial feasibility, in which case they are deferred and amortized. Amortization is calculated on a straight-line basis over the expected life of the related products. As at year end, the Company had not incurred any research costs which would be required to be amortized.

-F7-

QUADRA PROJECTS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS NOVEMBER 30, 2007

3. RELATED PARTY TRANSACTIONS

The Company president and sales director was awarded 1,800,000 shares of common stock, valued at $1,800 as compensation for the organization and formation of the Company

The Company conducts its business in the office of a company controlled by a significant shareholder. There has been no charge for this use. If there were a charge, it would be insignificant.

4.     SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income taxes during either of the periods presented.

A total of 1,800,000 shares of common stock, valued at $1,800 were issued in return for services during the period ended November 30, 2007. A total of 1,800,000 shares were issued; valued at $1,800. This amount is being amortized over a five year period.

5.     RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect adoption of recently issued accounting pronouncements to have a significant effect on the Company’s results of operations, financial position or cash flows.

6. INCOME TAXES

The Company experienced a $237 loss during the period ended November 30, 2007. The Internal Revenue Code allows net operating losses (NOL’s) to be carried back and then forward and applied against future profits for a period of twenty years. The $237 is available for future years; if not used, this carryforward will expire in the year ended November 30, 2031.

Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The potential benefit of the 2007 carryforward has been offset by a valuation allowance. The Company has recorded deferred tax assets as follows:

Valuation Allowance	$35
Balance Recognized	$ -

-F8-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants since our incorporation.

AVAILABLE INFORMATION

Upon the effectiveness of our registration statement, we will file reports with the SEC. We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered by the selling security holders through this prospectus. You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission’s principal office in Washington, D.C. copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not obligated to an annual report to our security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder who requests an annual report.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”) and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

We incurred the following expenditures relating to this offering. We are paying all these expenses and will not be reimbursed by the Selling Shareholders. The Selling Shareholders are responsible for their own selling costs. The following are all estimates except for the SEC registration fee:

SEC registration fee	$ 0.31
Transfer Agent Fees	1,000
Accounting and audit fees and expenses	4,000
Legal fees and expenses	15,000

Total	$ 20,000.31

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

On June 30, 2007, we issued 1,800,000 shares valued at $ 1,800 for incorporation and other related costs. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Regulation S promulgated under the Act.

On September 20, 2007, we issued 1,250,000 share of our common stock for consideration of $10,000 to 29 shareholders. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D and Regulation S promulgated under the Act. We have complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that the investors are non-U.S. persons with addresses in a foreign country and having the investors make representation to us certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person, other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption there from, or in accordance with the provisions of the Regulation.

EXHIBITS
Exhibit Number	Description
3.1	Certificate of Incorporation dated June 8, 2007.
3.2	Articles of Incorporation dated June 8, 2007.
3.3	Bylaws, effective June 7, 2008.
5.1	Legal Opinion Letter dated January 12, 2008 from Lonsdale Avenue Law Centre.
10.1	Standard Share Subscription Agreement dated September 20, 2007.
10.2	Distribution Agreement with United Research Corporation dated September 30, 2007.
10.3	Sub Distribution Agreement with Body Language of Jamaica dated January 31, 2008.
23.1	Consent Letter from Robert Jeffrey, CPA dated March 17, 2008.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(b)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

	(c)	include any additional or changed material information on the plan of distribution.

2.	For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

	(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

	(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(d)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser;

(5)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to any offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Kaohsiung City on March 17, 2008.

QUADRA PROJECTS INC.
Date:	March 17, 2008

By: /s/ Yuh Hsin Liu
Yuh Hsin Liu
President, CEO, CAO, CFO, Director,
Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Yuh Hsin Liu	President, CEO, CAO,	March 17, 2008
Yuh Hsin Liu	CFO, Director, Secretary